                                                                    EXHIBIT 99.1




INVESTOR RELATIONS CONTACTS:          PRESS CONTACTS:
Gregg Denny, Chief Financial Officer  David Gymburch, Corporate Public Relations
Oneida Ltd.  (315) 361-3138           Oneida Ltd. (315) 361-3271

FOR IMMEDIATE RELEASE
---------------------

               ONEIDA REPORTS SALES INCREASE IN FINANCIAL RESULTS
                      FOR FIRST QUARTER ENDED MAY 1, 2004;
                 BUSINESS RESTRUCTURING RESULTS IN COST SAVINGS

ONEIDA, NY- May 26, 2004 - Oneida Ltd. (OTC:ONEI) today announced financial results for the first quarter ended May 1, 2004, including an increase in sales. Sales for the quarter totaled $110.6 million, up from $107 million for the same period a year ago.

First quarter net income including extraordinary items was $54.4 million, equal to $3.25 per share, compared to a loss of $3.4 million equal to $0.21 per share for the same period a year ago. Without the extraordinary items but including charges related to inventory writedowns and professional fees, Oneida reported a first quarter loss of $6.3 million. The extraordinary items, totaling $60.7 million, included the net effect of eliminating the company's post-retirement medical liabilities and freezing the defined benefit pension plans.

Before the charges related to inventory writedowns and professional fees, Oneida's first quarter income from operations was $2.8 million, compared to a loss from operations of $1.8 million in the first quarter a year ago. The charges included $3.4 million for inventory writedowns and approximately $1.3 million for professional fees relating to the restructuring of the company's credit facilities.

COST OF SALES ADJUSTMENTS REDUCED BY RESTRUCTURING
Oneida's cost of sales adjustments for the first quarter decreased by $1.6 million from a year ago, reflecting the progress of the company's business restructuring plan involving product sourcing and manufacturing. The cost savings resulted from the closing of five factories during the previous fiscal year, coupled with slight efficiency improvements from the lean manufacturing system that is being implemented at the company's factory in Sherrill, N.Y. However, the Sherrill factory has not yet realized its budgeted savings from lean manufacturing.

In conjunction with the business restructuring, Oneida reported that several of its former locations have been recently sold or have sales pending. Sold were a former factory site in Juarez, Mexico and one of two factory buildings in Italy. Pending sales include a site in Toluca, Mexico and a sales and distribution facility in Canada.

SIGNS OF IMPROVEMENT
"We were pleased with our first quarter sales and order income performance, which stemmed from both our consumer and foodservice divisions. Our product orders are stronger than a year ago, and we are hopeful that sales will continue to improve as this year progresses," said Peter J. Kallet, Oneida Chairman and Chief Executive Officer. "Our income from operations also was better than a year ago, and should further improve with continued sales increases. In addition, we are encouraged by the progress of our business restructuring plan and its cost savings, although we must emphasize the need for the Sherrill factory to achieve greater cost reductions in order to remain in operation.

"We recognize the impact on our current and former employees from the many changes we have implemented, including the factory closings and the revised benefit plans," Mr. Kallet added. "We understand the hardships caused by these difficult actions, but they are absolutely necessary to help protect the company's long-term viability.

"As we proceed in this fiscal year, we have momentum from improved sales as well as ongoing cost savings," Mr. Kallet concluded. "We are positioned to continue moving forward with our goals of growing our business and restoring the company to profitability as the world's most complete tabletop supplier."

Oneida Ltd. is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and foodservice industries worldwide.

Forward Looking Information
With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of or negative variances at some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.

                              - Tables to follow -


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                                   ONEIDA LTD.
                     CONDENSED CONSOLIDATED INCOME STATEMENT
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     FOR THE
                                                THREE MONTHS ENDED
                                         May 1, 2004         April 26, 2003
                                         -----------         --------------
Revenues:
     Net Sales (NOTE 1)                    $110.6                $107.0
     Operating Revenues                       0.6                   0.3
                                           ------                ------
Total Revenues                              111.2                 107.3

Cost and Expenses:
     Cost of Sales (NOTE 1)                  80.2                  77.5
     Selling, Distribution
        & Administrative                     32.9                  31.6
                                           ------                ------
Total Costs and Expenses                    113.1                 109.1

Operating Income (Loss)                      (1.9)                 (1.8)

Other (Income) Expense - Net                  0.2                   0.3
Interest Expense and Amortization of
Deferred Financing Costs (NOTE 2)             3.8                   3.9
                                           ------                ------
(Loss) before Income Taxes                   (5.5)                 (5.4)
Provision (Benefit) for Income Taxes          0.8                   2.0
                                           ------                ------
Income (Loss) before Extraordinary
    Items                                    (6.3)                 (3.4)
     Termination of Post-Retirement
     Medical Benefits                        63.2                    --
     Freeze of Pension Plan Benefits         (2.5)                   --
                                           ------                ------
Net Income (Loss)                          $ 54.4                $ (3.4)
                                           ======                ======

Net Income (Loss) per share:
     Basic                                 $ 3.25                $(0.21)
     Diluted                               $ 3.25                $(0.21)

Weighted Average Shares:
     Basic                                 16,740                16,556
     Diluted                               16,740                16,556

NOTE 1: Shipping and handling costs are recorded as cost of sales. Previously, shipping and handling costs were recorded as a reduction of sales. Prior period amounts have been reclassified to conform to the current period presentation.

NOTE 2: Amortization of deferred financing costs is recorded with interest expense as "Interest and amortization of deferred financing costs." Amortization of deferred financing costs was previously recorded in Other expense. Prior period amounts have been reclassified to conform to the current period presentation.


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                                   ONEIDA LTD.
                             CONDENSED BALANCE SHEET
                              (Millions of dollars)

                                                  May 1, 2004   January 31, 2004
                                                  -----------   ----------------
ASSETS
Cash                                               $  5.2            $  9.9
Accounts Receivable - Net                            65.6              60.3
Inventory                                           128.2             139.5
Other Current Assets                                  5.2               5.4
                                                   ------            ------
       Total Current Assets                         204.2             215.1

Plant and Equipment - Net                            73.1              76.7

Intangibles                                         136.9             136.1
Other Assets                                         11.8              13.6
                                                   ------            ------

       Total Assets                                $426.0            $441.5
                                                   ======            ======


LIABILITIES
Accounts Payable & Accrued Liabilities             $ 56.8            $ 73.9
Short-Term Debt                                       6.2               7.7
Current Portion of Long-Term Debt (NOTE 3)          232.1             223.2
                                                   ------            ------
       Total Current Liabilities                    295.1             304.8

Other Liabilities                                    60.7             114.1

Shareholders' Equity                                 70.2              22.6
                                                   ------            ------
       Total Liabilities & Equity                  $426.0            $441.5
                                                   ======            ======


NOTE 3: The Company has secured from its lenders a waiver until June 15, 2004 of the Company's financial covenants under the credit agreement. The Company intends to amend the existing revolving credit agreement or obtain the appropriate waivers.


                                       4





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                          CONDENSED CASH FLOW STATEMENT
                                 APRIL 2004/2003
                              (Millions of dollars)

                                           Quarter ended       Quarter ended
                                            May 1, 2004       April 26, 2003
                                            -----------       --------------

Net income (Loss)                            $ 54.4               $(3.4)
Add: depreciation & amortization                2.3                 4.0
Extraordinary items                           (60.6)                 --
Net working capital changes                   (12.9)               (5.7)
Capital expenditures                           (1.3)               (2.4)
Proceeds from capital disposals                 5.5                   0
Stock sales - net                                 0                 0.1
Proceeds (payments) of debt                     7.3                 8.5
Dividends paid                                    0                (0.4)
Other - net                                     0.6                (0.2)
                                             ------               -----

Increase (Decrease) in Cash                  $ (4.7)              $ 0.5
                                             ======               =====


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